UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2010

Date of Report (Date of earliest event reported)

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of Principal Executive Offices, including Zip Code)

(508) 620-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 19, 2010, GTC Biotherapeutics, Inc. (“GTC”) filed a press release announcing that its independent directors had received a letter from LFB Biotechnologies, S.A.S. (“LFB”) indicating that LFB’s Board of Directors had approved LFB making an offer to take GTC private for $.28 per share. A copy of the press release announcing the terms set forth in the letter is furnished herewith as Exhibit 99.1.

The independent directors received an initial letter from LFB on September 13, 2010. In this letter, LFB informed the independent directors that it wished to initiate discussions with respect to a potential going private transaction with GTC The letter did not propose a price and was subject to approval by the Board and shareholders of LFB.

On October 15, 2010, the GTC independent directors received a second letter from the LFB . The second letter indicated that the LFB Board of Directors had approved LFB making an offer to take GTC private for $.28 per share. The going private transaction, as proposed by LFB, would be structured as follows: LFB would purchase approximately 61 million shares of GTC Common Stock in a private placement for $0.28 per share, or an aggregate purchase price of approximately $17 million. After completion of the proposed private placement and conversion of convertible preferred stock of GTC owned by LFB, LFB would own at least 90% of GTC’s outstanding Common Stock. Following the private placement, LFB would effect a short-form merger in accordance with Massachusetts law cashing out all minority shareholders for $.28 per share.

The Board of Directors of GTC has formed an independent committee consisting solely of directors having no affiliation with LFB to evaluate and negotiate any such transaction on behalf of GTC. GTC’s Board of Directors and the independent committee, consistent with their fiduciary duties and in consultation with appropriate advisors, will carefully consider LFB’s proposal and proposals made by any other party.

Copies of the September 13, 2010 and October 15, 2010 letters are included herewith as Exhibits 99.2 and 99.3 respectively and all descriptions thereof are qualified in their entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 19, 2010,

99.2	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated September 13, 2010

99.3	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

By:	/S/ WILLIAM K. HEIDEN
William K. Heiden,
President and Chief Executive Officer

Date: October 19, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press release dated October 19, 2010,

99.2	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated September 13, 2010

99.3	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated October 15, 2010

4